Exhibit 13(b)

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. §1350, and accompanies the report on Form N-CSR for the period ended August 31, 2023 (the “Report”), of the Puerto Rico Residents Tax-Free Fund III, Inc. (the “Fund”).

Angel M. Rivera, Leslie Highley, Jose González, and William Rivera of Puerto Rico Residents Tax-Free Fund III, Inc., each certify that:

1.           This Form N-CSR filing for the Fund fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By:	/s/ Angel M. Rivera
Angel M. Rivera
Co-President

By:	/s/ Leslie Highley
Leslie Highley
Co-President

By:	/s/ José González
José González
Co-Treasurer

By:	/s/ William Rivera
William Rivera
Co-Treasurer

Date:	November 9, 2023